Exhibit 10-W

                             STOCK OPTION AGREEMENT

         THIS AGREEMENT made as of this ------------ day of --------------, 1999, by and between GPU, Inc. (the "Corporation") and ------------------------ (the "Recipient"):

         WHEREAS, the Corporation maintains the 1990 Stock Plan for Employees of GPU, Inc. and Subsidiaries (the "Plan") under which the Personnel, Compensation and Nominating Committee of the Corporation's Board of Directors (the "Committee") may, among other things, grant options to purchase shares of the Corporation's common stock to such employees of the Corporation and its Subsidiaries as the Committee may determine, subject to such terms, conditions or restrictions as it may deem appropriate;

         WHEREAS, pursuant to the Plan, the Committee has granted a stock option to the Recipient subject to the terms and conditions set forth in this Agreement; and

         WHEREAS, the Plan requires that the grant of a stock option be evidenced by a written agreement between the Corporation and the Recipient which contains such restrictions, terms and conditions as the Committee may require;

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Date of Grant. This Agreement evidences the grant by the Committee to the Recipient, on ------------------, 1999 (the "Date of Grant") of an option (the "Option") to purchase ---------- shares of common stock of the Corporation ("Shares").

         2. Purchase Price. The price at which any Shares may be purchased pursuant to any exercise of this Option shall be $ ---------(1) per Share.

         3. Exercisability. This Option shall become exercisable in three equal annual installments, beginning on the first anniversary of the Date of Grant and continuing each year through the third anniversary of the Date of Grant. Each annual installment shall include a number of Shares equal to 33-1/3% of the total number of Shares specified in Section 1 above. As of any date, the portion of this Option that is then exercisable,

----------------

(1) Insert amount equal to 100% of per share closing price of GPU shares on the Date of Grant.




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and the portion of this Option that is not yet  exercisable as of such date, are referred to herein, respectively, as the "Exercisable Portion", and the "Non-Exercisable Portion", of this Option.

         4. Option Term. The term of this Option ("Option Term") shall be the period beginning on the Date of Grant and ending on the 10th anniversary thereof. Subject to the provisions of Sections 5, 8 and 11 hereof and the applicable provisions of the Plan, this Option may be exercised at any time during the Option Term to purchase any part or all of the Shares included in the Exercisable Portion of the Option at the time of exercise. Unless sooner terminated, cancelled or forfeited pursuant to Section 5, 8 or 11 hereof and the applicable provisions of the Plan, this Option shall expire at, and shall cease to be exercisable after, the end of the Option Term.

         5. Exercise in the Event of Termination of Employment. In the event the Recipient's employment with the Corporation and its subsidiaries should terminate, this Option may be exercised in accordance with the following provisions:

         (a) If the Recipient's employment terminates as a result of death, the Non-Exercisable Portion of this Option at the date of the Recipient's death shall become immediately and fully exercisable, and this Option (including the portion thereof that becomes exercisable upon the Recipient's death) may be exercised by the Recipient's Beneficiary (as defined in Section 13 below) at any time or from time to time during the Recipient's Post-Termination Exercise Period (as defined in Section 5(f) below).

         (b) If the Recipient's employment terminates as a result of Total Disability (as defined in the Plan), the Non-Exercisable Portion of this Option at the date of the Recipient's termination of employment shall become immediately  and fully  exercisable,  and this  Option  (including  the  portion thereof that becomes exercisable upon such termination of the Recipient's employment) may be exercised by the Recipient at any time and from time to time during the Recipient's Post-Termination Exercise Period. If the Recipient's employment has terminated as a result of Total Disability and the Recipient should thereafter die before the end of the Recipient's Post-Termination Exercise Period, the Exercisable Portion of this Option at the date of the Recipient's death shall continue to be exercisable by the Recipient's Beneficiary at any time or from time to time after the date of the Recipient's death until the earlier of the second anniversary of such date of death or the date on which the Option Term expires.

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         (c) If the  Recipient's  employment  terminates as a result of Eligible
Retirement (as defined in the Plan), this Option may be exercised (i) with respect to the Exercisable Portion of the Option, at any time or from time to time during the Recipient's Post-Termination Exercise Period and (ii) with respect to the Non-Exercisable Portion of the Option, at any time or from time to time on or after the date or dates during the Recipient's Post-Termination Exercise Period on which such portion of the Option becomes exercisable, but only during such Period. If the Recipient should die prior to the end of the Recipient's Post-Termination Exercise Period, the Non-Exercisable Portion, if any, of this Option at the date of the Recipient's death shall become immediately and fully exercisable, and this Option (including the portion thereof that becomes exercisable upon the Recipient's death) may be exercised by the Recipient's Beneficiary at any time or from time to time after the Recipient's death until the earlier of the second anniversary of such date of death or the date on which the Option Term expires.

         (d) If the Recipient's employment terminates for any reason other than death, Total Disability or Eligible Retirement, this Option (including the Exercisable Portion of this Option, to the extent it has not been exercised prior to the date of such termination of the Recipient's employment) shall be forfeited and cancelled as of the date of the Recipient's termination of employment.

         (e) Notwithstanding the foregoing, the Committee may, in its sole discretion, determine that any part or all of the Non-Exercisable Portion of this Option at the date of the Recipient's termination of employment (and any part or all of the Exercisable Portion at such date, if the Recipient's employment terminates for any reason other than death, Total Disability or Eligible Retirement) shall not be forfeited and cancelled, and may be exercised by the Recipient (or in the event of the Recipient's death by the Recipient's Beneficiary) for such period after such date of termination of employment and prior to the expiration of the Option Term, as the Committee shall specify in such determination.

         (f) For purposes of the foregoing, the Recipient's "Post-Termination Exercise Period" shall mean the period beginning on the date of the Recipient's termination of employment and ending (i) on the second anniversary of such date, if the Recipient's employment has terminated as a result of the Recipient's death, or (ii) on the first anniversary of such date, if the Recipient's employment has terminated as a result of Total Disability, or (iii) on the fifth anniversary of such date, if the Recipient's employment has terminated as a result of Eligible Retirement.

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Notwithstanding the foregoing, the Recipient's  Post-Termination Exercise Period shall end no later than the date on which the Option Term expires.

         (g) For purposes of this Agreement, the Recipient's employment shall not be treated as having terminated unless the Recipient is no longer employed with the Corporation or any "subsidiary" as defined in the Plan.

         6. Manner of Exercise. This Option may be exercised by delivery to the Corporation of a written notice specifying the number of Shares as to which the Option is being exercised, accompanied by payment in full of the aggregate purchase price for such Shares. The Option may be exercised only with respect to a whole number of Shares, and may not be exercised, at any single time, as to less than 100 Shares or, if less, the total number of Shares as to which the Option is then exercisable. Any notice hereunder to the Corporation shall be addressed to it at its office at 300 Madison Avenue, Morristown, New Jersey 07960, Attention: Senior Vice President - Corporate Affairs.

         7. Manner of Payment. Payment of the purchase price for Shares purchased pursuant to any exercise of this Option may be made (a) in cash, (b) by delivery of certificates, duly endorsed or accompanied by appropriate stock powers, representing Shares previously owned by the Recipient having an aggregate fair market value equal to the purchase price, or (c) by a combination of payment in cash and delivery of certificates for Shares, as provided in (a) and (b) above, having a combined sum and value equal to the purchase price. For purposes of the foregoing, the fair market value of any Shares included in the payment of the purchase price shall be determined on the basis of the per share closing price of the Corporation's common stock as reported on the New York Stock Exchange Composite Tape for the date of exercise, or if there were no sales on such date, for the next preceding day on which there were sales. In addition, the purchase price may be paid in whole or in part by delivering a properly executed exercise notice in a form approved by the Committee together with irrevocable instructions to a broker to promptly deliver to the Corporation the applicable amount of the proceeds from the sale or loan of securities. The purchase price may also be paid in such other form or manner as the Committee may from time to time approve.

         8.  Change in Control.   Notwithstanding any other provision herein to
the contrary, if a Change in Control (as defined in the Plan) occurs at any time during the Option Term, this Option




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shall,  upon  the  occurrence  of the  Change  in  Control,  become  immediately exercisable as to all Shares that are then still subject to this Option. The Recipient shall be provided an opportunity to exercise this Option at such time prior to the time as of which the Change in Control becomes effective, and in accordance with such procedures, as the Committee shall determine.

         9. Tax Status of Option. This Option shall be treated as a "non-qualified option", as defined in the Plan.

         10. Nontransferability. This Option shall be nontransferable and may be exercised during the Recipient's lifetime only by the Recipient. Notwithstanding the foregoing, the Recipient may transfer this Option (or any portion thereof) by gift to a "Permitted Transferee" as defined below, subject to the following:
                    (i) such transfer shall be permitted only if the Recipient does not receive any consideration for the transfer;

                   (ii) such transfer shall not be effective unless and until the Recipient has furnished the Committee with written notice of the transfer and copies of all documents evidencing the transfer;

                  (iii) any portion of this Option that is transferred by the Recipient to a Permitted Transferee may be exercised by the Permitted Transferee to the same extent as the Recipient would have been entitled to exercise it, and shall remain subject to all of the terms and conditions that would have applied to this Option or portion thereof under the provisions of this Agreement and the Plan if the Recipient had not transferred the Option or portion thereof to the Permitted Transferee;

                (iv) any portion of this Option that is transferred by the Recipient to a Permitted Transferee may not be further transferred by the Permitted Transferee other than by will or the laws of descent and distribution.

For purposes of the foregoing, a Permitted Transferee shall mean (i) one or more members of the Recipient's Immediate Family (as hereinafter defined), (ii) a trust solely for the benefit of the Recipient and/or one or more members of his [her] Immediate Family, or (iii) a partnership or limited liability company whose only partners or members are the Recipient and/or one or more members of his [her] Immediate Family. For this purpose, members

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of the Recipient's  "Immediate Family" shall include his [her] parents,  spouse, children or grandchildren (including adopted children and grandchildren and step-children and step-grandchildren).

         11. Other Terms and Conditions. This Option is subject to the following additional terms and conditions:

         (a) Notwithstanding any other provisions herein to the contrary, this Option (including both the Exercisable Portion and the Non-Exercisable Portion thereof) may be cancelled by the Committee at any time, and upon such cancellation the Recipient shall cease to have any further right to exercise this Option, if the Committee determines that the Recipient has been discharged from employment with the Corporation or any of its subsidiaries for cause.

         (b) The Recipient shall not have any rights as a shareholder with respect to any Shares that are subject to this Option prior to the date as of which such Shares are issued to the Recipient pursuant to his exercise of this Option.

         (c) The Recipient's rights under this Option shall be subject to all applicable provisions of the Plan, as in effect from time to time at and after the Date of Grant.

         12. Taxes. The Corporation or any of its subsidiaries may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state and local taxes required by law to be withheld with respect to this Option and the exercise thereof including, but not limited to, (a) deducting the amount so required to be withheld from any other amount then or thereafter payable to the Recipient, and/or (b) requiring the Recipient or the Recipient's Permitted Transferee or Beneficiary to pay to the Corporation or any of its subsidiaries the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Shares. Such payment shall be made in cash unless, and except to the extent that, the Corporation permits such payment to be made in Shares.

         13. Designation of Beneficiary. The Recipient shall file with the Committee a written designation of one or more persons (the "Beneficiary") who shall be entitled to exercise this Option after the Recipient's death, to the extent such exercise is otherwise permitted hereunder. The Recipient may, from time to time, revoke or change the Recipient's Beneficiary designation without the consent of any previously designated Beneficiary by filing a new designation with the Committee. The last such

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designation received by the Committee shall be controlling;  provided,  however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Recipient's death, and in no event shall it be effective as of a date prior to such receipt. If at the date of the Recipient's death there is no designation of a Beneficiary in effect for the Recipient pursuant to the provisions of this Section 13, or if no Beneficiary designated by the Recipient in accordance with the provisions hereof survives to exercise this Option, the Recipient's estate shall be treated as the Recipient's Beneficiary for all purposes. Notwithstanding any other provision herein to the contrary, if any portion of this Option is transferred to a Permitted Transferee pursuant to Section 10, the Permitted Transferee shall be treated, at all times after such transfer, as the Recipient's Beneficiary with respect to the portion so transferred.

         14. Governing Laws. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania applicable to contracts made, and to be enforced, within the Commonwealth of Pennsylvania.

         15. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and assigns, and the Recipient, the Recipient's Beneficiary and the Recipient's estate.

         16. Entire Agreement. This Agreement contains the entire understanding of the parties and shall not be modified or amended except in writing and duly signed by each of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date set forth above.

                                      GPU, INC.


                                       By: --------------------------------
                                          Fred D. Hafer
                                          Chairman, President and Chief
                                          Executive Officer


                                          ----------------------------------
                                          [Print Name of Recipient]







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